Exhibit 99.1

CG Holdings Limited and Subsidiaries

F. 1

REPORT OF IN DEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of CG Holdings Limited and Subsidiaries (the “Company”)

We have audited the accompanying consolidated balance sheets of CG Holdings Limited and Subsidiaries (the “Company”) as of September 30, 2009 and September 30, 2008, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years end ended September 30, 2009 and September 30, 2008. CG Holdings Limited and Subsidiaries management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CG Holdings Limited and Subsidiaries as of September 30, 2009 and September 30, 2008, and the results of its operations and its cash flows for the years ended September 30, 2009 and September 30, 2008 and in conformity with accounting principles generally accepted in the United States of America.

/s/Lake & Associates CPA’s LLC

Lake & Associates CPA’s LLC

March 25, 2011

1905 Wright Boulevard	20283 State Road 7, Suite 300
Schaumburg, IL 60193	Boca Raton, Florida 33498

Phone: 847-524-0800	Phone: 561.982.9874
Fax: 847-524-1655	Fax: 561.982.7985

F. 2

CG Holdings Limited and Subsidiaries
Consolidated Balance Sheets
September 30,

	2009	2008
	Restated
Assets
Current Assets
Cash and cash equivalents	$2,487,277	$-
Restricted cash	721,987	-
Accounts receivable, net	37,982	-
Inventory	321,067	-
Prepaid expenses and other current assets	127,165	-
Interest receivable	3,038	-
Deferred customer acquisition costs	2,577,168	-
Total current assets	6,275,684	-

Property and equipment, net	88,083	-

Other Assets
Note Receivable-MediaNet Group	250,000	-
Other Assets	30,612	-
Total other assets	280,612	-
Total Assets	$6,644,379	$-

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$116,812	$-
Accrued liabilities	275,579	-
Accrued incentives	644,075	-
Commissions payable	2,116,250	-
Customer deposits	18,342	-
Deferred revenue, DubLi Credits	5,153,469	-
Deferred revenue, subscriptions	357,626	-
Note payable, related party	99,822	-
Total current liabilities	8,781,975	-

Stockholders’ deficit
Common stock; € 2.00 par value, 1,000 shares authorized, issued and outstanding	2,928	-
Members Capital	-	3,250
Additional paid-in capital	4,715	-
Accumulated other comprehensive loss	(96,014)	-
Accumulated deficit	(2,049,225)	(3,250)
Total deficit in stockholders’ equity	(2,137,596)	-
Total liabilities and stockholders’ equity	$6,644,379	$-
See accompanying notes to consolidated financial statements.

F. 3

CG Holdings Limited and Subsidiaries
Consolidated Statements of Operations
For the Years Ended September 30,

	2009	2008
	Restated
Revenues	$9,888,469	$-
Direct Cost of revenues	6,796,300	-
Gross Profit	3,092,169	-
Operating Expenses
Advertising and marketing	461,600	-
General and administrative	2,608,495	3,250
Total operating expenses	3,070,095	3,250
Income (loss) from operations	22,074	(3,250)
Interest income	2,858	-
Income (loss) from continuing operations before income taxes	24,932	(3,250)
Provision for income taxes	-	-
Income (loss) from continuing operations	24,932	(3,250)
Loss from operations of discontinued segment net of income taxes	(1,659,173)	-
Net loss from operations	(1,634,241)	(3,250)
Other comprehensive income
Foreign currency translation gain (loss)	(96,014)	-
Comprehensive loss	$(1,730,255)	$(3,250)

Income (loss) per share:
Continuing operations- basic and diluted	$24.93	$-
Discontinued operations- basic and diluted	$(1,659.17)	$-

Weighted average number of shares outstanding during the period - basic and diluted	1,000	-

See accompanying notes to consolidated financial statements.

F. 4

CG Holdings Limited and Subsidiaries
Consolidated Statements of Stockholders’ Deficit
Years Ended September 30, 2009 and 2008

	2.00 € Par Value Common Stock		LLC Members	Additional Paid in	Accumulated	Accumulated Other Comprehensive	Total Stockholders'
	Shares	Amount	Capital	Capital	Deficit	Loss	Equity

Issuance of membership interest	-	$-	$3,250	$-	$-	$-	$3,250
Net loss	-	-	-	-	(3,250)	-	(3,250)
Balance, September 30, 2008	-	-	3,250	-	(3,250)	-	-
Consolidation of LLC capital	-	-	(3,250)	3,250	-	-	-
Issuance of 1,000 shares	1,000	2,928	-	1,465	-	-	4,393
Loss from discontinued operations -Restated	-	-	-	-	(1,659,173)	-	(1,659,173)
Restatement Adjustment					(411,734)		(411,734)
Foreign currency adjustment -Restated	-	-	-	-	-	(96,014)	(96,014)
Net income-Restated	-	-	-	-	24,932	-	24,932
Balance, September 30, 2009 -Restated	1,000	$2,928	$-	$4,715	$(2,049,225)	$(96,014)	$(2,137,596)

See accompanying notes to consolidated financial statements.

F. 5

CG Holdings Limited and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended September 30,

	2009	2008
	Restated
Cash flows from operating activities
Net Income (loss) from continuing operations	$24,932	$(3,250)
Net loss from discontinued operations	(1,659,173)	-
Net loss from operations	(1,634,241)	(3,250)
Reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,914	-
Restatement impact	(411,734)
(Increase) decrease in assets:		-
Restricted cash	(721,987)	-
Accounts receivable	(37,982)	-
Inventory	(321,067)	-
Prepaid expenses	(127,165)	-
Interest Receivable	(3,038)	-
Other assets	(30,612)	-
Deferred customer acquisition costs	(2,577,168)
Increase (decrease) in liabilities:
Accounts payable	116,811	-
Accrued liabilities	275,580	-
Accrued incentives	644,075	-
Commission payable	2,116,250	-
Customer deposits	18,342	-
Deferred revenue	5,511,095	-
Net cash provided (used) in operating activities	2,831,073	(3,250)
Cash flows from investing activities:
Purchase software and equipment	(101,997)	-
Issuance of note receivable	(250,000)	-
Net cash provided (used) in investing activities	(351,997)	-
Cash flows from financing activities
Proceeds from issuance of note payable-related party	831,972	-
Payments on note payable-related party	(732,150)	-
Proceeds from LLC Membership	-	3,250
Proceeds from issuance common shares	4,393	-
Net cash provided (used) by financing activities	104,215	3,250
Foreign currency translation adjustment	(96,014)	-
Net increase (decrease) in cash and equivalents	2,487,277	-
Cash at beginning of period	-	-
Cash at end of period	$2,487,277	$-

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Supplemental disclosures of non-cash transactions:
Foreign translation adjustment - comprehensive loss	$96,014	$-

See accompanying notes to consolidated financial statements.

F. 6

CG Holdings Limited and Subsidiaries
Notes to the Consolidated Financial Statements

Note 1 - Description of Business

CG Holdings, Limited. (“CG,” the “Company,” “we,” or “us”), through its wholly owned subsidiaries, is a global marketing company that sells merchandise to consumers through Internet-based auctions conducted under the trade name “DubLi.com.”  As of September 30, 2010, our online auctions were conducted in Europe, North America, Australia and New Zealand and a global auction portal serving the balance of the world.  We have a large network of independent business associates that sell the right to make a bid in one of our auctions (referred to herein as “Credit” or “DubLi Credits”).  These auctions are designed to offer consumers substantial savings on these goods.

The Company is organized in Cyprus and has its principal executive offices in Berlin, Germany.  The Company’s wholly owned subsidiaries are domiciled in Delaware, in the United States and in the British Virgin Islands, Cyprus and Berlin, Germany.

CG Holdings Limited was organized in Cyprus, Europe on March 17, 2009, as a holding company for the DubLi companies, which commenced doing business in October 2008. DubLi’s financial and operations full-service provider, Lenox Logistik und Service GmbH, is located in Berlin, Germany.

CG Holdings Limited (DubLi) owns, directly or indirectly, the following subsidiaries:

•	Lenox Resources, LLC, a Delaware limited liability company, holds DubLi’s intellectual property, primarily its trademark, domains and technologies.
•	Dubli Network LLC, a Delaware limited liability company, operated DubLi’s network with its business associates until March 2009.
•	DUBLI NETWORK, Ltd., a British Virgin Islands limited company, operates DubLi’s network with its business associates from April 2009.
•	DUBLICOM, Limited, a Cyprus limited company operates DubLi’s auction websites.
•
Lenox Logistik und Service GmbH is a German corporation which is responsible for the fulfillment of products purchased on the DubLi auction site. Lenox Logistik also operates DubLi’s European headquarters in Berlin and employs 22 individuals, who are collectively responsible for DubLi’s accounting, marketing and purchasing activities.

•	DubLi Logistics, LLC, a Delaware limited liability company. This company is responsible for fulfillment of orders placed from North America (United States, Mexico, Puerto Rico and Canada).

Note 2 - Summary of Significant Accounting Policies

Accounting Principles

The accompanying consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.

Basis of Presentation

The consolidated financial statements include the accounts of CG Holdings Limited and its subsidiaries which are wholly owned or otherwise under common control. All intercompany accounts and transactions have been eliminated in consolidation. The following subsidiaries are included in the consolidation at September 30, 2009 and 2008.

F. 7

DUBLICOM Limited	Wholly owned	Actively engaged in business
DubLi Network Limited	Wholly owned	Actively engaged in business
Lenox Logistik und Service GmbH	Wholly owned	Actively engaged in business
DubLi Logistics LLC	Under Common Control	Actively engaged in business
DubLi.com, LLC	Under Common Control	Discontinued operations
DubLi.com GmbH	Under Common Control	Discontinued operations
DubLi Network, LLC	Under Common Control	Discontinued operations

Recent Authoritative Accounting Pronouncements

In September 2009, the Financial Accounting Standards Board (“FASB”) issued ASC 605-25, Revenue Recognition - Multiple-Deliverable Revenue Arrangements. This guidance addresses how to separate deliverables and how to measure and allocate consideration to one or more units of accounting. Specifically, the guidance requires that consideration be allocated among multiple deliverables based on relative selling prices. The guidance establishes a selling price hierarchy of (1) vendor-specific objective evidence, (2) third-party evidence and (3) estimated selling price. This guidance is effective for annual periods beginning after December 15, 2009 but may be early adopted as of the beginning of an annual period. The Company has concluded that this guidance will not affect its consolidated financial position and results of operations.

Foreign Currency

Financial statements of foreign subsidiaries operating in other than highly inflationary economies are translated at year-end exchange rates for assets and liabilities and historical exchange rates during the year for income and expense accounts. The resulting translation adjustments are recorded within accumulated other comprehensive income or loss. Financial statements of subsidiaries operating in highly inflationary economies are translated using a combination of current and historical exchange rates and any translation adjustments are included in current earnings. Gains or losses resulting from foreign currency transactions are recorded in operating expense.

Reclassifications

Certain amounts reported in previous periods have been reclassified to conform to the Company’s current period presentation.

Management’s Use of Estimates and Assumptions

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates, judgments and assumptions that affect the reported amounts of the assets and liabilities, disclosure of contingent assets and liabilities, deferred income, accruals for incentive awards and unearned auction Credits at the date of the consolidated financial statements, and the reported amounts of revenue and expense during the reporting periods. Examples, though not exclusive, include estimates and assumptions of: loss contingencies; depreciation or amortization of the economic useful life of an asset; stock-based compensation forfeiture rates; estimating the fair value and impairment of assets; potential outcome of future tax consequences of events that have been recognized in our financial statements or tax returns; estimates of incentive awards and unearned auction Credits and determining when investment impairments are other-than temporary. The Company bases its estimates on historical experience and on various assumptions that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may materially differ from these estimates under different assumptions and conditions.

F. 8

Management regularly reviews estimates. Revisions to the estimates are reflected in results of operations as a change in accounting estimate in the period in which the facts that give rise to the revision become known by management. During the fourth quarter of 2010, the Company revised its estimates of breakage related to sales of DubLi Credits based upon historical analysis of actual usage. The Company also revised its estimate of direct and incremental direct costs related to those revenues based on an analysis of historical unit costs. The changes in accounting estimates resulted in a decrease in both deferred revenue and expense with corresponding increases in both revenue and expense as more fully described in Note 5.

Cash, Cash Equivalents and Financial Instruments

The Company considers all highly liquid instruments with original maturities of three months or less at the date of purchase to be cash equivalents. In general, investments with original maturities of greater than three months and remaining maturities of less than one year are classified as short term investments.

Concentrations

The Company maintains its cash in bank deposit accounts in the United States, Germany and Cyprus, which at times may exceed the federally insured limits in those countries. The Company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash and cash equivalents.

As discussed below in “revenue recognition,” the Company’s revenue is concentrated 3% in goods and services sold at auction; 94% in sales of DubLi Credits; and, 3% in subscription fees.

Geographically, the Company revenues are concentrated in the following markets: 23% European Union; 25% North America; 42% Australia & New Zealand; and, 10% worldwide.

Fair Value of Financial Instruments

The Company has adopted and follows ASC 820-10, “Fair Value Measurements and Disclosures” for measurement and disclosures about the fair value of its financial instruments. ASC 820-10 establishes a framework for measuring fair value in accordance with generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820-10 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820-10 are:

Level1 —         Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level2 —       Inputs (other than quoted market prices included in Level1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level3 —         Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820-10, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date. The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, prepaid and other current assets,  and other assets, accounts payable, accrued expenses, accrued interest, taxes payable, and other current liabilities, approximate their fair values because of the short maturity of these instruments. The Company’s notes payable to shareholders approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at September 30, 2009.

F. 9

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis and, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at September 30, 2009, nor any gains or losses reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date.

Accounts receivable

Accounts receivable are reported at the customers' outstanding balances less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.  We evaluate receivables outstanding greater than ninety days on a regular basis for potential reserve.

Inventory

The inventory represents finished goods merchandise purchased at cost and available for sale on either the Xpress Bid or Unique Bid auctions. Inventories are stated at lower of cost or market. Cost is determined on the first-in, first-out basis. Shipping and handling costs are included in purchases for all periods presented.

Property, Software and Leasehold Improvements

Property is recorded at cost. The cost of maintenance and repairs of equipment is charged to operating expense when incurred. Depreciation and amortization is determined based upon the assets’ estimated three to seven year useful lives, and is calculated on a straight-line basis beginning when the asset is placed into service. When the Company sells, disposes or retires equipment, the related gains or losses are included in operating results.

Impairment of Long-Lived Assets

In accordance with Statement of ASC 360-10-35, Property, Plant and Equipment – Subsequent Measurement, the Company reviews the carrying value of its long-lived assets, which includes property and equipment, and intangible assets (other than goodwill) annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. The estimate of cash flows is based upon, among other things, certain assumptions about expected future operating performance, growth rates and other factors. Estimates of undiscounted cash flows may differ from actual cash flows due to, among other things, technological changes, economic conditions, changes to the business model or changes in operating performance. If the sum of the undiscounted cash flows (excluding interest) is less than the carrying value, an impairment loss will be recognized, measured as the amount by which the carrying value exceeds the fair value of the asset. Fair value is determined using available market data, comparable asset quotes and/or discounted cash flow models.  Management conducted an evaluation of long-lived assets and determined no impairments currently exist. Accordingly, we did not recognize any impairment charges in the years ended September 30, 2009 or 2008.

Revenue Recognition

Product Sales and Services - The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”).  ASC 605-10 requires that four basic criteria be met before revenue can be recognized: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the selling price is fixed and determinable; and (iv) collectability is reasonably assured.  Determination of criteria (iii) and (iv) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.  The Company defers any revenue that is subject to refund, and, for which the product has not been delivered or the service has not been rendered net of an estimated allowance for breakage. The Company revenue recognition policies for each of its products and services are as follows:

F. 10

•	Goods and services sold at auction – Revenue is recognized after receipt of payment and product shipment net of credit card charge-backs and refunds.

•
“DubLi Credits” – Consumers bid on the Company’s online auctions by purchasing “DubLi Credits” either directly on DubLi.com or from DubLi’s independent business associates who are members of the DubLi Marketing Network. All proceeds from the sales of “DubLi Credits” are recorded as deferred revenue until used by the consumer in the bidding process and the related revenue is earned.   Purchases of DubLi Credits are non-refundable after three days.  Unused Credits remaining in deferred revenue after 12 months are recorded as revenue as if earned (“breakage”).  Management makes this estimated adjustment to reduce the deferred revenue liability and to increase revenue recognized based upon historical statistical utilization rates.

•
Subscription Fees – “DubLi Business Associates” pay a $175 annual subscription fee for the marketing and training services provided by DubLi Network.  All proceeds from the sales of subscription fees are recorded as deferred revenue and recorded as revenue ratably over the twelve month service period plus any promotional extensions.

Direct Cost of Revenues

Included in Direct Cost of Revenues are the costs of goods sold and commissions and incentive bonuses earned by business associates on the sales of DubLi Credits. Commissions are based upon each business associate’s volume of Credit sales and that of other business associates who are sponsored by the subject business associate. Commissions are paid to business associates at the time of the sale of the Credits and are recognized as a deferred expense until the Credits are used and then are charged to expense. Incentive bonuses are paid either monthly or quarterly and the related expense is recorded when the business associate meets the stated sales goal for each particular promotional event.

Advertising and Marketing Expenses

Advertising and marketing costs are expensed as incurred and include the costs associated with internally developed websites and other marketing programs and materials.

Selling, General and Administrative Expenses

Selling, general and administrative expenses include costs associated with distribution activities, research and development, information technology, and other administrative costs, including finance, legal and human resource functions. Research and development is performed by in-house staff and outside consultants and those costs are expensed as incurred. In addition, the Company capitalizes certain incremental direct expenses incurred to obtain new business associates.

Comprehensive Income

Comprehensive income consists of net earnings, unrealized gains or losses on investments, foreign currency translation adjustments and the effective portion of the unrealized gains or losses on derivatives. Comprehensive income is presented in the consolidated statements of shareholders’ equity and comprehensive income.

F. 11

Income Taxes

The Company accounts for income taxes under ASC 740-10, Income Taxes. Deferred income tax assets and liabilities are recognized based on differences between the financial statement and tax basis of assets and liabilities using presently enacted tax rates. At each balance sheet date, the Company evaluates the available evidence about future taxable income and other possible sources of realization of deferred tax assets, and records a valuation allowance that reduces the deferred tax assets to an amount that represents management’s best estimate of the amount of such deferred tax assets that more likely than not will be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Computation of Income and Loss per Share

The Company computes income and loss per share in accordance with ASC 260, previously SFAS No. 128, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential Common Stock outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. In periods in which a net loss has been incurred, all potentially dilutive shares of Common Stock are considered anti-dilutive and thus are excluded from the calculation. As of September 30, 2009, the Company had two classes of potentially dilutive derivatives of Common Stock as a result of warrants granted and options.

Dividends

The Company’s policy is to retain earnings to provide funds for the operation and expansion of our business and not to pay dividends.

Foreign Currency Cash Flows

ASC 830-230-45 requires companies with foreign operations or foreign currency transactions to prepare the statement of cash flows using the exchange rates in effect at the time of the cash flows. The Company uses an appropriately weighted average exchange rate for the period for translation if the result is substantially the same as if the rates at the dates of the cash flows were used. The statement of cash flows reports the effect of exchange rate changes on cash balances held in foreign currencies as a separate part of the reconciliation of the change in cash and cash equivalents during the period.

Subsequent Events

Accounting Standards Codification (“ASC”) 855 “Subsequent Events,” previously SFAS No. 165 “Subsequent Events” established general standards of accounting for and disclosure of events that occur after the balance sheet date, but before the financial statements are issued or available to be issued (“subsequent events”). An entity is required to disclose the date through which subsequent events have been evaluated and the basis for that date. For public entities, this is the date the financial statements are issued. SFAS No. 165 does not apply to subsequent events or transactions that are within the scope of other GAAP and did not result in significant changes in the subsequent events reported by the Company. SFAS No. 165 became effective for interim or annual periods ending after June 15, 2009 and did not impact the Company’s financial statements. The Company evaluated for subsequent events through the issuance date of the Company’s financial statements. See Note 15.

F. 12

Restatement of Previously Filed Interim and Annual Financial Statements

On December 16, 2010, the CFO and Company’s Board of Directors concluded that the previously issued financial statements contained in the Company’s Quarterly Reports on Form 10-Q for each of the three quarters during the year ended September 30, 2010, and the 2009  financial statements of CG Holdings Limited and its wholly owned subsidiaries as of September 30, 2009 and for the year then ended and the related  pro forma financial statements also contained in the Company’s Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on February 4, 2010 should not be relied upon because of the following errors that require a restatement of such financial statements.

Intercompany eliminations - We determined that certain intercompany eliminations were not made during each of the quarters during the year ended September 30, 2010 and for the fiscal year ended September 30, 2009. As a result, our previously issued financial statements for the periods identified above overstated revenues and misstated costs of goods sold. In this connection, we determined that during the periods referred to above, we had insufficient personnel resources to perform review and monitoring controls within the accounting function.

Cutoffs - We determined that certain revenue and expense transactions for the quarter ended March 31, 2010 were erroneously recorded in quarter ended December 31, 2009. In this connection, we determined that certain supervisory and monitoring controls had not been performed for these periods which resulted in these accounting errors.

Account errors - We determined that sales, deferred revenue, commissions and prepaid customer acquisition costs were incorrectly recorded during each of the quarters during the year ended September 30, 2010 and for the fiscal year ended September 30, 2009. In this connection, we determined that certain supervisory and monitoring controls had not been performed for these periods, which resulted in these accounting errors.

Enrollment fees - We determined that revenue from the sale of our eBiz kits was erroneously recorded for each of the quarters during the year ended September 30, 2010 and for the fiscal year ended September 30, 2009.  As a result, our previously issued financial statements for the periods identified above, had overstated revenues.  The Company's non-refundable eBiz kits fee revenue was previously recognized when collected. Based on a review of Staff Accounting Bulletin (“SAB”) 104, the Company revised its revenue recognition of non-refundable eBiz kits to recognize them on a straight-line basis over the term of the renewal period (12 months).  In this connection, we determined that periods referred to above, we had insufficient personnel resources and technical accounting expertise within the accounting function to resolve non-routine or complex accounting matters.

Income taxes - Taking into consideration the restatement and related adjustments described above, we have reassessed our income tax provision in accordance with Financial Accounting Standards Statement No. 109 and accordingly, we made certain adjustments to reflect the changes required as a result of the restatement to all affected periods and we restated our 2009 income tax provision and related liability.

The Company will file with the SEC, Quarterly Reports on Form  10-Q /A as of December 31, 2009, March 31, 2010 and June 30, 2010  and  for each of the three months then  ended and a Form 8-K/A containing the consolidating  balance sheet as of September 30, 2009 and the consolidating income statement for the year then ended and the related  pro forma financial statements also contained in the Company’s Form 8-K/A to reflect the changes required as a result of the restatement.  The Company has also restated the September 30, 2009 consolidated financial statements as more fully described in Note 14.

Note 3 – Restricted Cash

The Company has agreements with organizations that process credit card transactions arising from purchases of products and DubLi Credits by business associates and customers of the Company. Credit card processors have financial risk associated with the products and services purchased because the processor generally forwards the cash related to the purchase to the Company soon after the purchase is completed. The organizations that processes MasterCard/Visa transactions allows the credit card processor to create and maintain a reserve account that is funded by retaining cash that it otherwise would deliver to the Company (i.e., “restricted cash”).  The reserve requirements have ranged from a low of 5% to a high of 50% for a rolling term of six months.  The restricted cash is on deposit with two such merchant account providers, one in Europe and one in the United States. With the European processor, the Company had on deposit $721,987  and $0 as of September 30, 2009 and 2008, respectively.

F. 13

The Company has historically relied upon two service providers to process credit card transactions arising from purchases of the Company’s services and products.  Disagreements have emerged between the Company and one such service provider, National Merchant Center (“NMC”), as to the permitted amount of reserves, if any, that NMC is eligible to maintain.  On September 22, 2010 certain of the Company’s subsidiaries instructed NMC to return to them all of the cash held in reserve with respect to the Company’s account.  In response to such demand, on November 1, 2010, NMC informed the Company that it was terminating the Company’s merchant account with NMC and holding all of the Company’s funds and deposits for a period of 180 days after the last chargeback (which have averaged less than 1.2% of sales or approximately $63,000 the account since was established in December 2009).

On October 27, 2010, DUBLICOM Limited and DubLi Network Limited, both of which are wholly owned subsidiaries of the Company, initiated legal action against NMC in U.S. District Court (the “Court”) for the Southern District of Florida (Case Number: 1:10-cv-24563-DLG) to seek recovery of approximately $2,162,000 of reserves held at the direction NMC plus various other awards, costs and expenses.  DUBLICOM Limited and DubLi Network Limited (collectively, the “Subsidiaries”) allege that NMC committed civil theft and conversion by depriving the Subsidiaries of the use of the funds by appropriating the funds to NMC’s own use.  NMC’s legal counsel has since informed the Company that NMC is in bankruptcy, the subject funds are being held in escrow in California by a third party in a bank account and such funds are not involved in the NMC bankruptcy case.

On December 21, 2010, NMC filed a motion to dismiss the case for improper venue and failure to state any adequate claims.  In addition, NMC moved the court to transfer the case to the U.S. District Court in the Central District of California (the “California Court”) due to improper venue.  On March 14, 2011, the Court issued an order granting NMC’s request to transfer the case to the California Court, but denied NMC’s motion to dismiss the case for improper venue and the failure to state a claim.  In light of the Court’s decision, the Subsidiaries are currently reviewing their options, but they will continue to aggressively pursue legal action against NMC for the purpose of recovering the funds.

On February 9, 2011, NMC filed suit against the Company in the Superior Court of the State of California (Case Number: 30-2011-00449062-CU-BC-CJC) seeking to recover approximately $706,000.  NMC alleges that the Company breached the agreement between NMC and the Company by (i) failing to abide by the provision that requires that NMC be the exclusive credit card processing company for the Company between March 2010 and February 2013 and (ii) representing that the Company’s website is www.DubLi.com and that the Company does business as “DubLi.com.”  NMC claims to have terminated the agreement due to the Company’s alleged breach and that through the date of termination it had provided approximately $706,000 worth of services to the Company.

Note 4 – Foreign Currency

CG and its foreign subsidiaries designate the Euro as their functional currency. $373,049 and $0 was kept or invested in Euro’s as of September 30, 2009 and 2008,respectively.

Note 5 – Deferred Revenue and Expense

The Company defers revenue from; (1) the unearned portion of the annual subscription fees paid by business associates who join the DubLi Network and, (2) the value of the “DubLi Credits” sold to customers but not yet used to bid at auction, net of estimated breakage.  The Company also defers direct and incremental direct costs related to the sale of “DubLi Credits” under the caption “Prepaid customer acquisition costs.”  The following summarizes the components of deferred revenue:
	2009	2008

Prepaid customer acquisition costs	$2,577,168	$-

Unused DubLi Credits	$5,153,469	$-
Subscription fees	357,626	-
	$5,511,095	$-

During the fourth quarter of 2010, the Company revised its estimates of breakage related to sales of DubLi Credits based upon historical analysis of actual usage. The Company also revised its estimate of direct and incremental direct costs related to those revenues based on an analysis of historical unit costs.  The changes in accounting estimates resulted in a decrease in both deferred revenue and expense of $5,496,152 and $2,687,999, respectively with corresponding increases in both revenue and expense and an overall increase in net income of $2,687,999 and earnings per basic and fully diluted share of $0.09 and $0.01, respectively.

F. 14

Note 6 – Property and Equipment

Equipment consists of office furniture, computer equipment and software at September 30 as follows:

	2009	2008
Cost	$101,997	$-
Accumulated Depreciation	(13,914)	-
Total	$88,083	$-

Depreciation expense was $13,914 and $0 for the year ended September 30, 2009 and 2008, respectively.

Note 7 – Commitments and Contingencies

Leases

The Company has non-cancellable operating leases for office space in Berlin, Germany that expire in 2014. Under the lease agreement in Berlin, the Company leases 589.9 square meters of office space and is obligated to pay property taxes, insurance and maintenance costs.The Company also leases two apartments and an automobile in Berlin for visiting corporate officers, staff and other guests of the Company. The apartment leases provide for monthly rentals of $4,191 and expire in March 2011 and were not renewed. The automobile is rented under a 36 month operating lease for $2,534 monthly, which lease expires in May 2013. Total rental expense for the years ended September 30, 2009 and 2008 was $493,294and $0, respectively.

Future minimum rental commitments for non-cancellable operating leases at September 30, 2009 are as follows:

2010	$135,771
2011	145,699
2012	120,553
2013	112,949
2014	97,652
Total	$612,624

Note 8 – Income Taxes

The provision (benefit) for income taxes from continuing operations consisted of the following:

	2009	2008

Current tax benefit:
Federal	$-	$-
State	-	-
	-	-
Deferred tax benefit:
Federal	-	-
	$-	$-

F. 15

The tax effect of significant items comprising our net deferred tax assets as of September 30, 2009 and 2008 are as follows:

	2009	2008

Deferred tax assets:
Foreign net operating loss carryforwards	$109,157	$-
Other	526
Gross deferred tax assets	109,683
Less: valuation allowance	(107,846)
Net deferred tax assets	1,837
Deferred tax liabilities	(1,837)
Net deferred taxes	$-	$-

The Company had approximately $109,157 of foreign net operating loss carryforwards at September 30, 2009.

In assessing the ability to realize the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent on the generation of future taxable income during the period in which these temporary differences become deductible.  Management considers the projected future taxable income and prudent and feasible tax planning strategies in making this assessment.  As of September 30, 2009 and 2008, valuation allowances of $1,837 and $0 have been recorded, respectively.

A reconciliation of U.S. statutory federal income tax rate related to pretax income (loss) from continuing operations to the effective tax rate for the years ended September 30 is as follows:

	2009	2008

Statutory rate	-35%	0%
Permanent difference	0%	0%
Effect of foreign earnings
State income taxes, net of federal benefit	0%	0%
Valuation allowance	35%	0%
	0%	0%

Under ASC 740, an entity may only recognize or continue to recognize tax positions that meet a more likely than not threshold.  In the ordinary course of business there is inherent uncertainty in quantifying our income tax positions.  The Company assesses its income tax positions and records tax benefits for all years subject to examination based on management's evaluation of the facts, circumstances and information available at the reporting date.  For those tax positions where it is more likely than not that a tax benefit will be sustained, the Company has recognized the largest amount of tax benefit with a greater than 50 percent likelihood of being realized upon ultimate settlement with a  taxing authority that has full knowledge of all relevant information.  For those income tax positions where it is not more likely than not that a tax benefit will be sustained, no tax benefit has been recognized in the Company's financial statements.  Management believes that the Company has not taken any material tax positions that would be deemed to be uncertain, therefore the Company has not established a liability for uncertain tax positions for the years ended September 30, 2009 and 2008.

Note 9 – Related Party Transactions:

Loans from CG and its Affiliates

Prior to the Merger, entities affiliated with CG loaned money to MediaNet Group Technologies, Inc (“MediaNet”).  More specifically, on July 9, 2009, in accordance with a Letter of Intent dated July 7, 2009, DubLi Network, LLC loaned $100,000 to MediaNet.  The loan bore interest at an annual rate of 6% and was scheduled to mature on July 9, 2011.  In addition, on August 14, 2009, DubLi Network Limited, a wholly-owned subsidiary of CG, loaned an additional $150,000 to MediaNet.  The loan bore interest at an annual rate of interest of 6% and was scheduled to mature on July 9, 2011.  These loans were eliminated in consolidation after consummation of the Merger.

F. 16

In January 2010, DubLi Network Limited was asked to lend $150,000 to MediaNet to, among other things, satisfy the Company’s $135,978 of indebtedness to Mr. Martin Berns and $30,000 to Mr. Eugene Berns (as described in more detail below).  Although DubLi Network Limited maintained that it had no legal obligation to extend such a loan pursuant to the Merger Agreement, on January 5, 2010 DubLi Network Limited lent an additional $100,000 to MediaNet and on January 11, 2010, the Company’s debts to Messrs. Martin and Eugene Berns were satisfied in full. The loan was assumed by the Company in the merger and has been eliminated in the consolidation of the financial statements along with all other intercompany debt.

Transactions with Directors and Officers

Michael Hansen - As a Company founder, Mr. Hansen has been involved in the Company’s operations since its inception and accordingly, he is business associate No. 1 holding the rank of Senior Vice President in the DubLi network organization.   Like any other vice president in the Network, Mr. Hansen has numerous business associates whose income from earned commissions is shared with business associates at higher levels. In this connection, Mr. Hansen earned commissions of $337,237 and $0 during 2009 and 2008, respectively, of which Mr. Hansen was actually paid commissions of $157,321 and $0 during 2009 and 2008, respectively. Mr. Hansen was owed commissions of $175,281 and $0 as of September 30, 2009 and 2008, respectively. Effective September 30, 2010, Mr. Hansen waived his right to the earned but unpaid commissions and forgave the debt to the Company.  As Founder, Mr. Hansen is exempt from the requirement that business associates must purchase credits from the Company for resale in order to earn the maximum commissions.

During the nine month period ended September 30, 2009, Michael Hansen, the President and Chief Executive Officer of the Company, loaned $99,822 to a subsidiary of CG subsequently acquired in the Merger with MediaNet.  The loan was interest free and the Company repaid the loan in full on January 11, 2010.

After the merger with MediaNet and during 2010, Michael Hansen advanced the Company $399,356 for working capital purposes.  The loan is evidenced by an unsecured note dated August 22, 2010, payable by the Company to Mr. Hansen in the amount referenced above.  The note is interest free and payable upon demand of Michael Hansen made after August 21, 2011. During the fourth quarter of 2009, Mr. Hansen advanced an additional $441,528 to the Company without interest or repayment terms, which advance increased the total debt owed to Mr. Hansen to $840,884 at September 30, 2010. Subsequent to September 30, 2010, Mr. Hansen advanced the Company an additional net $426,069, resulting in a total debt of $1,266,953 as of March 23, 2011 the date upon which the Company and Mr. Hansen entered into $5 million Promissory Grid Note (“Grid Note”). The amount of this Note equals an existing outstanding balance of $1,266,953 now owed to Mr. Hansenplus any new borrowings under the Grid Note up to an aggregate of $5 million at any given time.  This Note is issued in replacement of the Promissory Note dated August 23, 2010 in the principal amount of $399,356.  The Grid Note has a term of one year; bears interest at 6% per annum accruing from the date of the Grid Note and is guaranteed by DubLi Properties, LLC and secured by a pledge of its assets.

Note 10 – Stock and Equity

Preferred Shares

The Company has no preferred shares authorized at September 30, 2009.

Common Stock

The Company had authorized, issued and outstanding1,000 shares of Common Stock, par value 2.00€ per share, at September 30, 2009.

F. 17

LLC Membership Capital

The company (Dubli Network LLC) was organized in Delaware on May 4, 2006. No business activity occurred until October, 2008. During the fiscal year ended September 30, 2009 Dubli Network LLC is considered a consolidated subsidiary of CG Holdings Limited.

Change in Control

On October 19, 2009, there was a change in the effective control of the Company. On that date, pursuant to the Merger Agreement (the “Merger Agreement”), dated as of August 10, 2009, and subsequently amended and restated on September 25, 2009, among MediaNet and its then subsidiary MediaNet Merger Sub, Inc., a Nevada corporation, and CG Holdings Limited, the MediaNet acquired all of the issued and outstanding shares of CG for 5,000,000 shares of the Company’s Series A Preferred Stock (the “Merger”). Holders of the Series A Preferred Stock were entitled to vote on matters presented to the holders of Common Stock as if the Series A Preferred Stock was converted into the Common Stock at the Conversion Ratio.  Accordingly, Zen Holding Group Limited, the sole record holder of CG owns approximately 88% of the voting power of the Company.  Michael Hansen and Michel Saouma, who is neither a director nor executive officer of the Company, indirectly share the right to vote and make investment decisions with respect to the shares held by Zen.

In addition, as a condition to the Merger, the Company agreed to appoint:

•	Michael Hansen as a director and as President and Chief Executive Officer of the Company;

•	Kent Holmstoel as Chairman of the Board and Chief Operating Officer of the Company; and

•	Andreas Kusche as a director and as General Counsel of the Company.

In connection with the Merger, all of the persons serving as directors of MediaNet as of October 19, 2009, resigned. On October 29, 2009, the MediaNet appointed Mr. Hansen as President and Chief Executive Officer, Mr. Holmstoel as Chief Operating Officer and Mr. Kusche as General Counsel of the Company.  Also on such date, Steven Adelstein was appointed to the Board by Mr. Berns, who was then the sole remaining Board member. On February 23, 2010, Mr. Adelstein resigned and was replaced by Andreas Kusche. The appointment of Messrs. Hansen and Holmstoel was effective on September 30, 2010, upon MediaNet’s compliance with Securities and Exchange Commission Rule 14f-1. On September 10, 2010 the MediaNet filed a Schedule 14f-1 with Securities and Exchange Commission and made a distribution of such schedule to its shareholders.   The Company also filed a Form 8-K announcing the effectiveness of the appointment of Messrs. Hansen and Holmstoel on September 20, 2010.

Note 11 – Stock Options and Warrants

At September 30, 2009, the company had no outstanding stock options or warrants.

Note 12 – Merger

The Merger and Merger Related Transactions

Pursuant to the Merger Agreement, MediaNet acquired on October 19, 2009 all of the outstanding shares of CG in exchange for the issuance to CG’s shareholders of 5,000,000 shares of the Series A Preferred Stock.  The Agreement provided that the Series A Preferred Stock would be automatically converted into Common Stock of at such time as MediaNet’s Articles of Incorporation were amended to increase the number of authorized shares of Common Stock to 500,000,000 shares.  If all of the shares of Series A Preferred Stock had been converted into Common Stock as of October 19, 2009, the former record holder of CG, Zen Holding Group Limited (“Zen Holding”), would have become the record holder of 90% of the then issued and outstanding Common Stock, on a fully diluted basis.

F. 18

MediaNet and CG originally contemplated that Zen would receive Common Stock upon consummation of the Merger and the Merger would be completed in the first quarter of 2010 in order to:

•
provide MediaNet sufficient time to prepare a complex proxy statement and hold a shareholder meeting to consider approval of the Merger Agreement and an amendment to MediaNet’s Articles of Incorporation to increase the number of authorized shares of common stock from 50 million to 500 million shares; and

•	provide the beneficial owners of CG adequate time to contribute and/or transfer a number of entities or properties to CG.

For instance, upon completion of the Merger MediaNet expected that CG would own directly or indirectly all of the following subsidiaries or assets:

•	DUBLICOM LIMITED (“DUBLICOM”), a Cyprus limited company, which runs DubLi’s auction websites;

•	Lenox Resources, LLC, a Delaware limited liability company, that holds DubLi’s intellectual property;

•	DUBLI NETWORK LIMITED (“DUBLI NETWORK”), a British Virgin Islands limited company, that operates DubLi’s global network with its business associates;

•
Lenox Logistik und Service GmbH (“Lenox Logistik”), a German corporation, serves as the product purchasing agent of DUBLICOM for products sold to customers outside of North America, Australia and New Zealand. Lenox Logistik also serves as an outsourced service provider that employs persons who are collectively responsible for DubLi’s administrative, accounting, marketing and purchasing activities;

•
DubLi Logistics, LLC, a Delaware limited liability company (“DubLi Logistics”), serves exclusively as the product purchasing agent of DUBLICOM for products sold to customers in North America (United States, Mexico, Puerto Rico, Canada), Australia and New Zealand; and

•	certain rights to real estate in the Cayman Islands (the “Cayman Property Rights”) now held by DubLi Properties, LLC, a Delaware limited liability corporation.

In compliance with Generally Accepted Accounting Principles, MediaNet also expected to include in its consolidated financial statements DubLi.com, LLC, a Delaware limited liability company that was the holding company for two subsidiaries that have since discontinued operations: DubLi.com GmbH, a German corporation, and DubLi Network, LLC, a Delaware limited liability company.

In early September 2009, MediaNet and CG were advised by legal counsel that the merger could be effected sooner than previously anticipated if, in lieu of Common Stock, Zen Holding received the Series A Preferred Stock, which would be converted later into Common Stock. Accordingly, on October 19, 2009, the Merger was consummated and Zen Holding was issued the Series A Preferred Stock.

Completed Post-Merger Adjustments

After completing the Merger, MediaNet determined that certain of its expectations with respect to the Merger had not been met.  In particular, upon completion of the Merger on or about the targeted completion date of June 30, 2010, MediaNet expected that: it would (i) directly or indirectly hold 100% of the equity interests of DubLi Logistics; (ii) directly or indirectly hold certain real estate rights now held by DubLi Properties LLC; and (iii) certain investors in DubLi.com, LLC would become shareholders in MediaNet.

F. 19

As a result of the acceleration of the Merger closing and the substantial amount of work required to complete the Merger and the related SEC disclosure documents, Mr. Hansen’s oral pledge to, prior to the Merger, transfer his 100% ownership interest in DubLi Logistics to CG was not evidenced by definitive transfer documents until May 24, 2010. Similarly, Mr. Hansen’s oral pledge to contribute his 100% indirect ownership interest in the Cayman Property Rights (now owned by DubLi Properties, LLC) to MediaNet in support of DubLi’s marketing programs was not evidenced by definitive transfer documents until May 24, 2010.

As of May 24, 2010, MediaNet had acquired all of the equity interests in DubLi Logistics and DubLi Properties LLC that MediaNet expected it would own.

           DubLi Logistics - Purchasing Agent of DUBLICOM

DubLi Logistics was identified as one of the consolidated subsidiaries of MediaNet in Amendment No. 1 to MediaNet’s Form 8-K filed with the SEC on February 4, 2010 (the “Form 8-K”) and MediaNet’s Form 10-Q for the quarter ended December 31, 2009 (the “Form 10-Q”) based upon DubLi Logistics historical and current operation as an affiliated, profitless, product purchasing agent of DUBLICOM.  DubLi Logistics is operated exclusively by employees of Lenox Logistik.

           DubLi Properties - Property Orally Pledged to DubLi

DubLi Properties, LLC was contributed to MediaNet by Mr. Hansen on May 24, 2010 in satisfaction of Mr. Hansen’s oral pledge to contribute the Cayman Property Rights to MediaNet.  The value of the contract at the date of contribution was $1,440,708. The Cayman Property Rights, which had a book value of $2,519,138 as of September 30, 2010, were acquired by DubLi Properties, LLC in December 2009 in exchange for 34 parcels of real property, $43,381 of cash and an agreement by DubLi Properties LLC to make an additional $824,244 of payments.  The primary purpose of the Cayman Property Rights, which consists of a purchase deed with respect to 15 lots in the Cayman Islands, is to reward DubLi business associates upon completion of certain performance objectives.

           DubLi.com, LLC - Discontinued Businesses

The results of operations and assets and liabilities of DubLi.com, LLC’s subsidiaries were also included in MediaNet’s consolidated results of operations as reported in the Form 8-K and Form 10-Q based upon their common ownership and historical relationship to CG and its other consolidated subsidiaries. DubLi.com, LLC, which is a holding company, has never directly operated a business and its subsidiaries were sold or their businesses were discontinued in the second quarter of 2009.

MediaNet and Mr. Hansen had previously expected that the investors in DubLi.com, LLC (the “DubLi.com Investors”) would receive from Zen Holding certain shares of “restricted” Common Stock.  With the acceleration of the Merger closing and Merger restructuring, the DubLi.com Investors were expected to receive from Zen Holding 62,679,116 shares of restricted Common Stock upon the conversion of the Series A Preferred Stock to Common Stock.   Since Zen Holding has not transferred and does not intend to transfer Common Stock to the DubLi.com Investors as previously anticipated, MediaNet and Zen Holding entered into an agreement, dated May 24, 2010 (the “Post-Merger Agreement”), pursuant to which Zen Holding returned to MediaNet 1,129,057 shares of Preferred Stock, which were otherwise convertible into 62,679,116 shares of Common Stock.

Pursuant to the Post-Merger Agreement, Zen Holding has also returned to MediaNet 12,876 shares of Series A Preferred Stock which were convertible into 714,817 shares of Common Stock (the “Lenox Shares”).

F. 20

Accordingly, as of May 24, 2010, MediaNet had 3,858,067 and 28,621,680 issued and outstanding shares of Series A Preferred Stock and Common Stock, respectively.

Outstanding Post-Merger Adjustments

           Amendment of Certificate of Designation

In connection with the preparation of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and a review of the transfer agent records, it came to MediaNet’s attention that the number of shares of MediaNet’s Common Stock outstanding prior to the Merger was understated by a total of 439,878 (the “Additional Common Stock”), comprised of 500,000 shares purchased by a shareholder in July 2007 (although the certificate was not issued until January 2010) offset by an accounting error in connection with the net exercise of warrants involving approximately 60,000 shares.  In light of this understatement, as of May 24, 2010 MediaNet amended the Certificate of Designation setting forth the terms of the Preferred Stock (the “Adjustment Amendment”).  In the Adjustment Amendment, the Conversion Ratio was increased from 54.7229736 to 55.514574 to permit the holders of the Preferred Stock to maintain their expected percentage ownership after taking into account the Additional Common Stock.

Proposed Two Step Transfer of Common Stock to DubLi.com Beneficiaries and Lenox Beneficiaries

As described above, in May 2010 Company announced that:

•	Zen Holding had returned to MediaNet 1,141,933 shares of Preferred Stock, which were convertible into 63,393,933 shares of Common Stock (the “Loyalty Shares”);

•
MediaNet intended to use 62,679,116 of the  Loyalty Shares to purchase, in a registered tender offer, various outstanding interests in DubLi.com, LLC from persons (the “DubLi.com Beneficiaries”) other than  Mr. Michael Hansen; and

•	MediaNet intended to transfer 714,817 of the Loyalty Shares to various employees (the “Lenox Beneficiaries” and together with the DubLi.com Beneficiaries, the “Beneficiaries”) of Lenox Resources, LLC.

MediaNet has since determined not to seek to acquire interests in DubLi.com, LLC. Nonetheless, MediaNet would still like to provide the Beneficiaries a significant ownership interest in MediaNet.

Accordingly, MediaNet anticipates transferring the Loyalty Shares to a trust (the “Trust”) on or about March 28, 2011, (the “Initial Transfer Date”) and, on March 28, 2012 (the “Final Transfer Date”), have the Trust transfer the Loyalty Shares to the Beneficiaries (the “Two Step Transfer”). The Loyalty Shares are expected to be freely transferrable after the Final Transfer Date.

MediaNet believes the Two Step Transfer process is preferable to conducting some form of registered offerings in the United States and numerous other countries due to, among other things, the projected expense and time required to complete registered offerings in numerous jurisdictions.

Establishment of the Trust and Issuance of the Loyalty Shares

The Two Step Transfer process is governed by the share transfer agreement, dated February 25, 2011 (“Share Transfer Agreement”).  The Trust will be established on or before March 28, 2011, and is expected to be administered by Batista Guerra y Asociados, an independent offshore trust company (the “Trustee”), pursuant to the terms and conditions set forth in the trust agreement which was signed on February 25, 2011 (the “Trust Agreement”).  The following summary of the Share Transfer Agreement and the Trust Agreement is qualified in its entirety by the actual forms of the agreement.

F. 21

MediaNet is not required to issue the Loyalty Shares to the Trust until prior satisfaction of the following, among other things: (1) the terms of the Share Transfer Agreement have been publicly disclosed by MediaNet at least 20 days prior to the issuance of the Loyalty Shares to the Trust; (2) on or prior to the Initial Transfer Date, MediaNet shall not have received any comments from the SEC or any other comparable foreign or U.S. State regulator with respect to the transactions contemplated by the Share Transfer Agreement (other than comments that are resolved to the satisfaction of MediaNet, in its sole and absolute discretion); and (3) on or prior to the Initial Transfer Date, MediaNet shall not have received notice of any demand, claim or a threatened claim with respect to the transactions contemplated by the Share Transfer Agreement (other than comments, demands, claims or threatened claims that are resolved to the satisfaction of MediaNet, in its sole and absolute discretion).

Terms and Conditions of the Trust

The Trustee is required to transfer the Loyalty Shares to the Beneficiaries without requiring any payment or other consideration from the Beneficiaries (other than any transfer taxes or tariffs that may be imposed in connection with the transfer).  In order to receive the Loyalty Shares, each Beneficiary will be required to complete, execute and return to MediaNet a Beneficiary Representation Affidavit certifying that the Beneficiary, among other things: (1) has received an information memorandum relating to the transfer of the Loyalty Shares; (2) has had access to such financial information and other information concerning MediaNet and the Loyalty Shares; and (3) understands and agrees that the Beneficiary is receiving the Loyalty Shares pursuant to Regulation S, Regulation D or another applicable exemption from the registration requirements of the U.S. Securities Act of 1933 (the “Securities Act”).  No Beneficiary shall have any right, title or interest of any kind in the Loyalty Shares until such time, if ever, that the Trustee transfers Loyalty Shares to the subject Beneficiary in accordance with the terms of the Trust.

Until the Final Transfer Date, the Trustee has agreed not to, among other things: (1) vote the Loyalty Shares or enter into any form of voting agreement to vote other shares of common stock of MediaNet or to allow another person to vote the Loyalty Shares; (2) propose nominees to MediaNet’s board of directors or solicit proxies with respect to election of directors; (3) voluntarily pledge, encumber or in any other way subject the Loyalty Shares to any form of liens or security interests of any kind; (4) incur indebtedness of any kind; (5) acquire any additional shares of MediaNet's common stock; (6) engage in any form of hedging transaction involving MediaNet's common stock; or (7) take any other action to control or influence the control of MediaNet.

MediaNet would like to provide the Beneficiaries a significant ownership interest in MediaNet since:  (i) virtually all of the DubLi.com Beneficiaries are former business associates of DubLi Network, LLC a wholly owned subsidiary of DubLi.com, LLC, and current business associates of DUBLI NETWORK LIMITED, a wholly owned subsidiary of MediaNet; (ii) virtually all of the Lenox Beneficiaries have been and are currently employees or consultants of MediaNet; (iii) notwithstanding the financial failure of DubLi.com, LLC, MediaNet believes that the DubLi Network, LLC business associates assisted MediaNet build brand awareness for the DubLi.com trade name; and (iv) consistent with many of their expectations, MediaNet likes the Beneficiaries to have a significant ownership interest in the entity which owns and is further developing the DubLi brand.

Note 13 – Discontinued Operations

In May 2009, Management determinedthat it was in the best long-term interest of the Company to discontinue the operations of Dublicom GMBH., a wholly-owned subsidiary, and to concentrate its efforts on its wholly owned subsidiary, Dubli Network.

The Company recognized a net loss of $1,659,173 on the disposal of the subsidiary and reported in the Consolidated Statements of Operations and Cash Flows within the caption, “discontinued operations”.

F. 22

Note 14 – Corrections of Errors and Restatements and Reclassifications

The Company has restated its balance sheet as of September 30, 2009 and its statements of operations, shareholders’ equity and cash flows for the year then ended to correct errors in its accounting.  Certain reclassifications to conform to the presentations used in fiscal 2010 have also been made to prior year's consolidated financial statements, none of which had any effect on previously reported net income or loss, or related per share amounts, of any period.

The descriptions of the error corrections and the effects of the restatements of the September 30, 2009 financial statements are as follows:

Balance Sheet	As Reported	Adjustments	Restated
Assets
Current Assets
Cash and cash equivalents	$2,452,865	$34,412	$2,487,277
Restricted cash	722,230	(243)	721,987
Accounts receivable, net	37,995	(13)	37,982
Inventory	321,095	(28)	321,067
Prepaid expenses and other current assets	127,209	(44)	127,165
Interest receivable	3,038	-	3,038
Deposits	94,070	(94,070)	-
Deferred customer acquisition costs	-	2,577,168	2,577,168
Total current assets	3,758,502	2,517,182	6,275,684

Property and equipment, net	88,113	(30)	88,083

Other Assets
Note Receivable-MediaNet Group	250,000	-	250,000
Other Assets	30,622	(10)	30,612
Total other assets	280,622	(10)	280,612
Total Assets	$4,127,237	$2,517,142	$6,644,379

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$116,822	$(10)	$116,812
Accrued liabilities	275,671	(92)	275,579
Accrued incentives	644,292	(217)	644,075
Commissions payable	1,876,605	239,645	2,116,250
Income taxes payable	287,838	(287,838)	-
Customer deposits	18,348	(6)	18,342
Deferred revenue, DubLi Credits	2,577,168	2,576,301	5,153,469
Deferred revenue, subscriptions	-	357,626	357,626
Note payable, related party	99,855	(33)	99,822
Total current liabilities	5,896,599	2,885,376	8,781,975

Stockholders’ deficit
Common stock; € 2.00 par value, 1,000 shares authorized, issued and outstanding	2,928	-	2,928
Members Capital	-	-	-
Additional paid-in capital	4,715	-	4,715
Accumulated other comprehensive loss	(14,177)	(81,837)	(96,014)
Accumulated deficit	(1,762,828)	(286,397)	(2,049,225)
Total deficit in stockholders’ equity	(1,769,362)	(368,234)	(2,137,596)
Total liabilities and stockholders’ equity	$4,127,237	$2,517,142	$6,644,379

F. 23

Statement of Operations	As Reported	Adjustments	Restated
Revenues	$14,507,755	$(4,619,286)	$9,888,469
Direct Cost of revenues	9,743,485	(2,947,185)	$6,796,300
Gross Profit	4,764,270	(1,672,101)	3,092,169
Operating Expenses
Advertising and marketing	461,600	-	461,600
General and administrative	3,797,164	(1,188,669)	2,608,495
Total operating expenses	4,258,764	(1,188,669)	3,070,095
Income (loss) from operations	505,506	(483,432)	22,074
Interest income	3,038	(180)	2,858
Income (loss) from continuing operations before income taxes	508,544	(483,612)	24,932
Provision for income taxes	287,838	(287,838)	-
Income (loss) from continuing operations	220,706	(195,774)	24,932
Loss from operations of discontinued segment net of income taxes	(1,980,285)	321,112	(1,659,173)
Net loss from operations	(1,759,579)	125,338	(1,634,241)
Other comprehensive income
Foreign currency translation gain (loss)	(14,177)	(81,837)	(96,014)
Comprehensive loss	$(1,773,756)	$43,501	$(1,730,255)

Income (loss) per share:
Continuing operations- basic and diluted	$220.71	$(195.78)	$24.93
Discontinued operations- basic and diluted	$(1,980.29)	$321.12	$(1,659.17)

Weighted average number of shares outstanding during the period - basic and diluted	1,000	1,000	1,000

F. 24

Statement of Cash Flows	As Reported	Adjustments	Restated
Cash flows from operating activities
Net Income (loss) from continuing operations	$220,707	$(195,775)	$24,932
Net loss from discontinued operations	(1,980,285)	321,112	(1,659,173)
Net loss from operations	(1,759,578)	125,337	(1,634,241)
Reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,914	-	13,914
Restatement impact	-	(411,734)	(411,734)
(Increase) decrease in assets:
Restricted cash	(722,230)	243	(721,987)
Accounts receivable	(37,995)	13	(37,982)
Inventory	(321,095)	28	(321,067)
Prepaid expenses	(127,209)	44	(127,165)
Deposits	(94,070)	94,070	-
Interest Receivable	(3,038)	-	(3,038)
Other assets	(30,622)	10	(30,612)
Deferred customer acquisition costs	-	(2,577,168)	(2,577,168)
Increase (decrease) in liabilities:
Accounts payable	116,821	(10)	116,811
Accrued liabilities	275,672	(92)	275,580
Accrued incentives	644,292	(217)	644,075
Commission payable	1,876,605	239,645	2,116,250
Income tax payable	287,838	(287,838)	-
Customer deposits	18,348	(6)	18,342
Deferred revenue	2,577,168	2,933,927	5,511,095
Net cash provided (used) in operating activities	2,714,821	116,252	2,831,073

Cash flows from investing activities:
Purchase software and equipment	(102,027)	30	(101,997)
Issuance of note receivable	(250,000)	-	(250,000)
Net cash provided (used) in investing activities	(352,027)	30	(351,997)

Cash flows from financing activities
Proceeds from note payable-related party	832,005	(33)	831,972
Payments on note payable-related party	(732,150)	-	(732,150)
Proceeds from issuance common shares	4,393	-	4,393
Net cash provided (used) by financing activities	104,248	(33)	104,215

Foreign currency translation adjustment	(14,177)	(81,837)	(96,014)
Net increase (decrease) in cash and equivalents	2,452,865	34,412	2,487,277
Cash at beginning of period	-	-	-
Cash at end of period	$2,452,865	$34,412	$2,487,277

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

Supplemental disclosures of non-cash transactions:
Foreign translation adjustment -	$14,177	$81,837	$96,014

Restatements adjustments:
(1)	Adjust cash for currency transaction losses not previously recorded.
(2)	Reclassify deferred expenses previously netted to deferred revenue.
(3)	Reclassify cash previously reported as a deposit.

F. 25

(4)	Adjust commissions payable for currency transaction losses not previously recorded.
(5)	Record liability for unearned subscription revenue not previously recorded.
(6)	Reclassify deferred expenses previously netted to deferred revenue.
(7)	Intercompany transaction not previously eliminated.
(8)	Adjust for costs erroneously recorded in 2010
(9)	Correct 2009 tax provision

Note 15 – Subsequent Events

Merger

See Note 12 for information about the merger with MediaNet Group Technologies on October 19, 2009.

Software Agreement

On October 29, 2009, Lenox Resources, LLC, a Delaware limited liability company (“Lenox”) which is an direct subsidiary of CG Holdings Limited (the “Company”), executed and closed on a Software Purchase Agreement with MSC, Inc., d/b/a Lariat (the “Agreement”) for the purchase and assignment of database tracking, monitoring, statistic tools and widget software known as “Cinch” and “Connect” (the “Software”) and associated copyrights. The purchase price of the Software was $400,000 paid in cash at closing, together with a contribution by Zen Holding Group Limited, the sole record holder of CG of two percent (2%) of the common stock of MediaNet Technologies Group Inc. owned by Zen. The common stock payable to MSC, Inc. will not be dilutive to MediaNet’s common shareholders. The Agreement also provides that MSC, Inc. will have a right to market the Software to its clients.

Litigation

The Company has historically relied upon two service providers to process credit card transactions arising from purchases of the Company’s services and products.  Disagreements have emerged between the Company and one such service provider, NationalMerchantCenter (“NMC”), as to the permitted amount of reserves, if any, that NMC is eligible to maintain.  On September 22, 2010 certain of the Company’s subsidiaries instructed NMC to return to them all of the cash held in reserve with respect to the Company’s account.  In response to such demand, on November 1, 2010, NMC informed the Company that it was terminating the Company’s merchant account with NMC and holding all of the Company’s funds and deposits for a period of 180 days after the last chargeback (which have averaged less than 1.2% of sales or approximately $63,000 the account since was established in December 2009).

On October 27, 2010, DUBLICOM Limited and DubLi Network Limited, both of which are wholly owned subsidiaries of the Company, initiated legal action against NMC in U.S. District Court (the “Court”) for the Southern District of Florida (Case Number: 1:10-cv-24563-DLG) to seek recovery of approximately $2,162,000 of reserves held at the direction NMC plus various other awards, costs and expenses.  DUBLICOM Limited and DubLi Network Limited (collectively, the “Subsidiaries”) allege that NMC committed civil theft and conversion by depriving the Subsidiaries of the use of the funds by appropriating the funds to NMC’s own use.  NMC’s legal counsel has since informed the Company that NMC is in bankruptcy, the subject funds are being held in escrow in California by a third party in a bank account and such funds are not involved in the NMC bankruptcy case.

On December 21, 2010, NMC filed a motion to dismiss the case for improper venue and failure to state any adequate claims.  In addition, NMC moved the court to transfer the case to the U.S. District Court in the Central District of California (the “California Court”) due to improper venue.  On March 14, 2011, the Court issued an order granting NMC’s request to transfer the case to the California Court, but denied NMC’s motion to dismiss the case for improper venue and the failure to state a claim.  In light of the Court’s decision, the Subsidiaries are currently reviewing their options, but they will continue to aggressively pursue legal action against NMC for the purpose of recovering the funds.

F. 26

On February 9, 2011, NMC filed suit against the Company in the Superior Court of the State of California (Case Number: 30-2011-00449062-CU-BC-CJC) seeking to recover approximately $706,000.  NMC alleges that the Company breached the agreement between NMC and the Company by (i) failing to abide by the provision that requires that NMC be the exclusive credit card processing company for the Company between March 2010 and February 2013 and (ii) representing that the Company’s website is www.DubLi.com and that the Company does business as “DubLi.com.”  NMC claims to have terminated the agreement due to the Company’s alleged breach and that through the date of termination it had provided approximately $706,000 worth of services to the Company.

Line of Credit

See Note 9 for information regarding loans from the controlling shareholder.

F. 27